                                                                   EXHIBIT 12.01


Salem Communications Corporation
Exhibit 12.01 - Computation of Ratio of Earnings to Fixed Charges

                                            --------------------------------------------------------------------     Nine Months
                                                                Year Ended December 31                                  Ended
                                            --------------------------------------------------------------------     September 30
                                              1992           1993           1994           1995           1996           1997
                                            --------       --------       --------       --------       --------     -------------
                                                                   (dollars in thousands)
Pretax income (loss) from continuing
 operations                                  $ (460)        $3,563         $  439         $  312         $19,408        $(4,374)
Interest expense                              2,851          2,554          3,668          6,646           7,361          8,548
Interest portion of rent expense                540            702            829          1,042           1,274          1,142
                                             ------         ------         ------         ------         -------        -------
     Earnings                                $2,931         $6,819         $4,936         $8,000         $28,043        $ 5,316
                                             ======         ======         ======         ======         =======        =======

Interest expense                             $2,851         $2,554         $3,668         $6,646         $ 7,361        $ 8,548
Interest portion of rent expense                540            702            829          1,042           1,274          1,142
                                             ------         ------         ------         ------         -------        -------
     Fixed Charges                           $3,391         $3,256         $4,497         $7,688         $ 8,635        $ 9,690
                                             ======         ======         ======         ======         =======        =======

Ratio of Earnings to Fixed Charges              0.9            2.1            1.1            1.0             3.2            0.5
                                             ======         ======         ======         ======         =======        =======

                                                      --------------------------
                                                         Year      Nine months
                                                         ended        ended
                                                      December 31   September 30
                                                         1996          1997
                                                     -----------   ------------
Pro forma pretax income (loss) from continuing
 operations                                             11,589         (7,209)
Pro forma interest expense                              15,179         11,384
Interest portion of rent expense                         1,274          1,141
                                                       -------        -------
     Pro forma earnings                                $28,042        $ 5,316
                                                       =======        =======

Pro forma interest expense                             $15,179         11,384
Interest portion of rent expense                         1,274          1,141
                                                       -------        -------
     Fixed Charges                                     $16,453        $12,525
                                                       =======        =======

Pro Forma Ratio of Earnings to Fixed Charges               1.7            0.4
                                                       =======        =======